UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 30, 2003

THE ELECTRIC NETWORK.COM INC.
(Exact name of registrant as specified in charter)

Nevada	000-49891	33-0860242
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

#208-800 North Rainbow Boulevard	89107
Las Vegas, Nevada	(Zip Code)
(Address of principal executive offices)

Registrants telephone number, including area code (702) 948-5072

ITEM 5.     OTHER EVENTS

Private Placement

The Company has accepted subscriptions for a total of 203,000 shares of its common stock at a price of US$0.25 per share for gross proceeds of US$50,750. The proceeds of the private placement are to be used for general working capital purposes. Pursuant to the terms of the private placement, the Company has agreed to file a registration statement registering the resale of the shares of its common stock on or before March 30, 2004.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  No financial statements are required to be filed by this item.

(b)  Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ELECTRIC NETWORK.COM INC.

Date: January 9, 2004	By:	/s/ Stephen Hanson

Stephen Hanson, President